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                               EMPLOYMENT CONTRACT

THIS EMPLOYMENT CONTRACT (hereinafter: the "Agreement") has been entered into by and between:

1. AMERICAN MEDICAL SYSTEMS BENELUX B.V.B.A., whose registered office is in Zaventem, Belgium and whose place of business is in Zaventem, Belgium hereinafter to be called the "Company", for these presents lawfully represented by Ismael Nujurally;

and

2. JAN DANIEL RUYS, born on September 6, 1950 and residing at Kreuzbuchstrasse 88, CH-6045 Meggen, Switzerland, hereinafter to be called "Employee",


       WHEREAS the Company wishes to employ the Employee as Vice President, International, for its International operations and Employee wishes to be employed by the Company in such position and for such operations;

       WHEREAS in the context of implementing the foregoing the parties wish to record in writing the terms and conditions of employment on which they have agreed; and

       WHEREAS the Company is a subsidiary of American Medical Systems, Inc., a corporation organized and existing under the laws of Minnesota, United States of America, hereinafter to be called "AMS".


NOW THEREFORE, in consideration of the mutual promises and other good and valuable consideration as forth herein, the parties hereto agree as follows:


ARTICLE 1 - COMMENCEMENT AND TERM OF EMPLOYMENT

1.1 As of July 22, 1999, the Employee shall be employed by the Company as a Vice President, International.

1.2 This Agreement has been entered into for an indefinite period of time. Any of the parties may terminate this Agreement by written notice observing a minimum of two months' notice or such longer period as may be required by applicable law, the term of notice to expire on the last day of a calendar month. This Agreement shall in any event end on the first day of the month in which Employee reaches Dutch statutory retirement age, without any prior notice of termination being required.


ARTICLE 2 - DUTIES AND POWERS

2.1 The Employee's powers, duties and responsibilities as a Vice President of the Company shall include the following: Responsible for the sales, distribution and operations activities








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of the international business of American Medical Systems and if designated, of affiliate businesses of the Company. Responsible for leadership activities as a senior manager of the Company. The Employee shall devote his energy and skill and furthermore make every effort to execute his powers, duties and responsibilities to the best of his abilities.

2.2 As a Vice President, International, will be responsible for countries as follows: France, Spain, Germany, Belgium, Luxembourg, The Netherlands, United Kingdom, Ireland, Portugal, Australia, Argentina, Algeria, Austria, Czech Republic, Bahrain, Brasil, Chile, China, Colombia, Denmark, Dominican Republic, Ecuador, Egypt, Finland, Greece, Hong Kong, India, Iran, Iraq, Israel, Italy, Japan, Jordan, Kuwait, Lebanon, Mexico, Morocco, New Zealand, Norway, Oman, Pakistan, Panama, Poland, Portugal, Puerto Rico, Qatar, Russia, Saudi Arabia, Singapore, South Africa, South Korea, Sweden, Switzerland, Taiwan, Thailand, Tunesia, Turkey, U.A.E., Uruguay, Venezuela, West Malaysia, Costa Rica, Croatia, Honduras, Slovenia. This list may be reduced or expanded in the future by the Company.

2.3 In the performance of his functions the Employee shall also observe and comply with the guidelines of AMS.

2.4 The Employee shall also perform any and all functions reasonably assigned to him by the Company, whether directly for the Company or on behalf of a company directly or indirectly affiliated with the Company. Such functions shall also be governed by the terms and conditions contained in this Agreement and shall not entitle the Employee to any further remuneration.

2.5 The Employee shall be based in The Netherlands and perform his functions from The Netherlands. If so required in the opinion of the Company, the Employee may be transferred to another location in or outside The Netherlands, such transfer to be arranged in mutual consultation between the Company and the Employee. If as a result of such transfer there is a need for the Employee and his family to relocate, after prior consent, reasonable costs of relocation will be reimbursed by the Company after submission of relevant invoices.


ARTICLE 3 - SALARY

3.1 The Employee shall receive a base salary of US $150,000 (one hundred and fifty thousand United States dollars) gross per annum (the "Base Salary"), to be paid in Dutch guilders in twelve equal monthly installments upon the last day of each calendar month according to a conversion rate established by the Company.

3.2 A holiday allowance of 8% is included in the aforementioned salary.



ARTICLE 4 - BONUS

4.1 Upon termination of the Company's financial year, the Employee shall receive a bonus to be calculated by the Company in accordance with the Management Incentive Plan established for that given year. The Schedule for 1999 is attached which will be applied on a






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prorated basis for 1999 performance from the date of hire. The Management
Incentive Plan is subject to change each year by the Company.

4.2 The Employee's bonus will be discounted pro rata for the portion of the financial year during which the Employee did not actually work (hereinafter: the "Discounted Period"). For the purpose of this Article the Discounted Period shall consist of the periods of vacation and periods of incapacity to work on account of illness or disablement, in so far as the aggregate of such periods over the relevant financial year does not exceed three (3) months.

4.3 Payment of the bonus shall be made within one month after the date on which the General Meeting of the Board of Directors of the Company was convened in which the annual accounts for the preceding financial year were adopted, or approved.

ARTICLE 5 - STOCK OPTIONS

       Conditioned on written approval from the Board of Directors of AMS the Employee will be granted 40,000 options to purchase AMS Common Stock at an exercise price of $5.00 per share (the "Options"). The Options will vest over a period of four years from the date of this Agreement and in accordance with the draft Option Agreement attached to this Agreement, and provided the Employee shall still be employed by the Company on the date on which any of the Options is anticipated to vest. The Employee's right to exercise any of the Options shall terminate on the date of termination of this Agreement.


ARTICLE 6 - Transportation Allowance

6.1 For the purposes of discharging his duties of office Employee shall be provided by the Company with a transportation allowance of $1,000 per month. The Employee shall pay any taxes levied on this amount.

6.2 The Transportation Allowance shall be applied to expenses relating to the use of a vehicle, however, the Employee will additionally be eligible for reimbursement for business travel at a customary rate and for tolls.


ARTICLE 7 - PENSION

       Employee and his surviving relations shall have the benefit of a pension plan in accordance with the Company's plan. As with other benefit programs, this plan is subject to change.


ARTICLE 8 - OTHER INSURANCE

The Company shall provide insurance coverage either directly or through reimbursement of Employee to provide benefit comparable in the aggregate to the attached Schedule. Reimbursement shall begin as of August 1, 1999 of applicable current policies, with








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comparable benefits in the aggregate being provided no later than August 31,
1999. These benefits are subject to change from year to year.



ARTICLE 9 - HOLIDAYS

The Employee shall be entitled to 25 working days of vacation on full pay, for each full calendar year during which his employment under this Agreement continues. Vacation shall be taken in consultation with the Company.



ARTICLE 10 - ILLNESS AND DISABLEMENT

10.1 In the event of Employee's incapacity to work on account of illness or disablement the Company shall for a maximum period of twelve months continue to pay his salary as specified in Article 3 of this Agreement, subject to deduction of any benefits to be received by the Employee under the applicable social security laws and/or benefits received under any other relevant insurance policies taken out by the Company and/or compensation received and/or claimed by the Employee from third parties on account of loss of earnings in connection with such incapacity to work. If in the latter event the Employee requires some time to enforce his claim, the Company shall pay the salary during that period by way of advance payment. If the Company so desires, the Employee shall assign to the Company his entitlement to such compensation up to the amount of the loss of earnings for a consideration equal to any amounts received by him from the Company as advance payment in that period.

10.2 During the period specified in 10.1 the Company shall continue to pay the premiums referenced in Articles 7 and 8, and in accordance with the terms thereof, in so far as said premiums are due and payable.

10.3 For the purposes of this Article and the Articles 4, 5 and 6 of this Agreement, periods of incapacity to work following each other at intervals of less than 32 days shall be regarded as one consecutive period of incapacity to work.

ARTICLE 11 - SIDE ACTIVITIES

11.1 The Employee shall not perform any paid or unpaid side activities without prior written approval of the Company and AMS This would include such activities as consultation in the field of medical devices and any related products for third parties. The Employee is permitted to continue in his role as Vice President, Treasurer of the Crigler-Najjar Foundation,a non-profit organization provided that it does not interfere in any material respect with the services to be provided by the Employee.

11.2 For the duration of this Agreement the Employee shall not be permitted to have or take in any way, whether directly or indirectly, an interest in companies pursuing activities in competition with, or similar or related to the activities of the Company and AMS and/or the companies affiliated with the Company or AMS, or any interest in companies, other than







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AMS, who are suppliers and/or licensers and/or principals and/or buyers and/or licensees of the Company and/or the companies affiliated with the Company.

11.3 Employee shall not accept any moneys or other remuneration from third parties in connection with his activities for the Company and AMS and/or the companies affiliated with the Company or AMS.


ARTICLE 12 - CONFIDENTIALITY AND NON-DISCLOSURE

12.1 For the duration of this Agreement as well as thereafter - irrespective of the manner in which and the reasons for which the Agreement may be terminated - the Employee shall treat as strictly confidential and not disclose to third parties, whether directly or indirectly, in any form or manner whatsoever, any information which comes to his knowledge regarding the business and interests of the Company and AMS and/or the companies affiliated with the Company or AMS and/or their customers and other business relations, all this in the broadest sense, unless: (i) dissemination of such information has been explicitly authorized by the Company and/or AMS, or (ii) is compulsory under applicable law, or (iii) forms part of the public domain.

12.2 In the event that Employee is suspended and upon termination of his employment hereunder - irrespective of the manner in which and the reasons for which his employment may be terminated - Employee shall at the Company's or AMS' first request to that effect surrender to the Company or, as the case may be, AMS, all property of the Company or AMS in his possession as well as all documents which in any way whatsoever relate to the Company, AMS and/or the companies affiliated with the Company or AMS and/or their customers and other business relations, all this in the broadest sense, as well as all copies of such documents and property.


ARTICLE 13 - NON-COMPETITION

       For eighteen months following the termination of his Agreement - irrespective of the manner in which and the reasons for which the Agreement has been terminated - the Employee shall not without prior written approval of the Company and AMS be permitted:

        a. To work for or be employed in any manner by, directly or indirectly, any CONFLICTING ORGANIZATION, in connection with the sale, merchandising, education or promotion of or about CONFLICTING PRODUCTS. Employee may work for or be employed by a CONFLICTING ORGANIZATION whose business is diversified, and which as to part of its business is not a CONFLICTING ORGANIZATION, provided AMS, prior to Employee accepting such employment, shall receive separate written assurance satisfactory to AMS from such CONFLICTING ORGANIZATION and from Employee, that he will not render services directly or indirectly in connection with any CONFLICTING PRODUCT.

           For the purposes of this Agreement, CONFLICTING PRODUCT means any product or process of any person or organization other than AMS, the Company






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           and/or any companies affiliated with AMS and/or the Company in existence or under development, which resembles or competes with a product or process whether existing or under pursuit upon which or with which the Employee worked in either a Sales or Non-sales capacity during the last two years of his employment by AMS, or about which Employee acquired confidential information through his work with AMS. Conflicting Products would generally be, but not limited to the field of urology, including products which treat dsyfunction in the area of the lower pelvic floor.

           CONFLICTING ORGANIZATION means any person or organization which is engaged in, or about to become engaged in, research on or development, production marketing or selling of a CONFLICTING PRODUCT.


       b. to maintain in any manner whatsoever, whether directly or indirectly, business contacts with persons or corporate bodies with whom during the two years preceding the termination of the Agreement, the Company and/or any companies affiliated with AMS and/or the Company has had any business contact;

       c. to induce present employees of the Company, AMS and/or companies affiliated with the Company or AMS, or persons who in the period of two years preceding the termination of the Employee's employment have been or were employed by the Company, AMS and/or companies affiliated with the Company, or AMS to terminate their employment and/or to hire such present or former employees.

ARTICLE 14 - REMEDY FOR BREACH OF CONTRACT

14.1 In the event that Employee commits any breach of Article 11, Article 12 and/or Article 13 he shall forfeit to the Company a penalty equal to one year's Base Salary for each such breach and an additional penalty equal to 1/12th of one year's Base Salary for each day that such breach should continue unremedied, said penalty or penalties to be payable immediately without prior notice or judicial intervention being required, entirely without prejudice to the Company's right to demand full compensation for losses actually suffered by it and/or to demand specific performance under the applicable laws.

14.2 Payment of the penalty or penalties referred to in 14.1 shall not release Employee from his obligations specified in Articles 11, 12 and 13.


ARTICLE 15 - TERMINATION

a. Upon termination of this Agreement Employee shall be entitled to the payments described in this Section 15.

(i) If this Agreement is terminated by the Company or by Employee, Employee shall be entitled to receive his Base Salary through the date of termination and any unreimbursed business expenses, payable promptly following the later of the date of such termination and






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the date on which the appropriate documentation is provided. All benefits will cease as of termination of this Agreement.

(ii) If this Agreement is terminated by the Company without Cause or by Employee with Good Reason, subject to Employee's continued compliance with the covenants set forth in Section 12 and 13, Employee shall receive a severance payment equal to one year's Base Salary, from which amount the Company shall withhold any applicable taxes, levies and social premiums.

(iii) If this Agreement is terminated by the Company without Cause or by Employee with Good Reason and such termination occurs after the occurrence of a Change of Control as defined below, Employee shall receive a severance payment equal to two year's Base Salary in lieu of the amount described under (ii) above, from which amount the Company shall withhold any applicable taxes, levies and premiums.

         The amounts described in clause (ii) and (iii) above shall be paid in a lump sum within 10 days of the date of termination, applying a discount rate equal to the then current yield on three-year U.S. government securities.

         The amounts described under (ii) and (iii) above are in lieu of any severance payments for which Employee may otherwise be eligible or to which Employee may otherwise be entitled under any statutory requirements or applicable case law, any severance policy of the Company or AMS or any of their affiliated companies or under this Agreement. The Employee irrevocably waives the right to claim payment of any severance payment other than either of the amounts described under (ii) and (iii) above.

b. Definitions. For purposes of this section 15, the following terms shall have the following meanings:

         (i) "CAUSE" shall mean:

         (A) Employee's willful and continued failure substantially to perform his duties under this Agreement (other than as a result of total or partial incapacity due to physical or mental illness or as a result of termination by Employee for Good Reason) which failure continues for more than 30 days after receipt by the Employee of written notice setting forth the facts and circumstances identified by the Company as constituting adequate grounds for termination under this clause (A),

         (B) any willful act or omission by Employee constituting dishonesty, fraud or other malfeasance, and any act or omission by Employee constituting immoral conduct, which in any such case is injurious to the financial condition or business reputation of the Company or any of its affiliates,

         (C) Employee's indictment for a conviction under the laws of the United States or any state thereof, The Netherlands or any other jurisdiction in which the Company conducts business, or

         (D) Employee's breach of the provisions of Section 12 and 13.







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         (ii) Prior to a Change of Control, "GOOD REASON" shall mean:

         (A) Employee's removal from, or the Company's failure to reelect or reappoint him to, his position as described in Section 2 (other than as a result of a promotion). For purposes of this clause (A), a mere change of title shall not constitute removal from, or non reelection to, such position, provided, that Employee's new title is substantially equivalent to that set forth in Section 2 and his position is otherwise not adversely affected;

         (B) a material breach by the Company of any of its obligations under the Agreement;

         (iii) Following a Change of Control, "GOOD REASON" shall mean

         (A) any of the events described under clause (ii) above;

         (B) a material diminution in Employee's title, position, duties or responsibilities, (excluding a change or expansion of the list of countries identified in 2.2) or the assignment to Employee of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with the position specified above;

         (iv) "CHANGE OF CONTROL" shall mean:

         (I) Any "person" or "group" (as such terms are used in Sections 13(d) and 14 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than AMS or any of its parent companies, subsidiaries or affiliated companies, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 50% or more of the combined voting power of the Company's then outstanding securities, and (II) AMS or any of its parent companies, subsidiaries or affiliates holds less than 50% of such combined voting power.


ARTICLE 16 - FINAL PROVISIONS

16.1 This Agreement shall be governed by and construed in accordance with the laws of The Netherlands.

16.2 Any and all disputes which may arise from or in connection with this Agreement shall be submitted to the competent courts in The Netherlands.

16.3 All income tax and social security contributions which the Company must by law deduct from Employees' salaries and pay to the Receiver shall be so deducted from and paid in respect of all amounts to be paid to Employee under this Agreement, unless it follows from the nature of the payment that it can be made tax-free.








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16.4 If at any time it is determined by the Dutch Inland Revenue and/or the
National Insurance Authority that any of the payments to be made to Employee under Articles 5 and 6 are (in part) subject to the levy of income tax and/or social security contributions, the compulsory deductions shall be made and charged to the debit of Employee. As from such time the amounts of the relevant future payments under Articles 5 and 6 shall be reduced to the amount after tax.

16.5 The foregoing constitutes the entire agreement between the parties and supersedes all agreements and undertakings previously made and given by and between Employee and the (bodies of the) Company and/or companies affiliated with the Company. Amendments or additions to this Agreement shall be valid only if recorded in a dated document signed by both parties.


IN WITNESS WHEREOF this Agreement was executed in three and signed by the parties:





AMERICAN MEDICAL SYSTEMS BENELUX B.V.B.A.


By         : /s/ Douglas W. Kohrs
           ------------------------------------

Name       Douglas W. Kohrs

Title      President and CEO

Date       7/22/99
           ------------------------------------





J. DAAN RUYS



By         /s/ J. Daan Ruys
           ------------------------------------
Date       7/22/99
           ------------------------------------